UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    FORM 8-K


                                 CURRENT REPORT


           pursuant to Section 13 or 15(d) of the Securities Exchange
               Act of 1934 Date of Report (Date of earliest event
                             reported) July 11, 1996


                                    033-64506
                            (Commission File Number)

              Delaware                          04-3071173 / 04-1504645
(State or other jurisdiction of            (I.R.S. employer identification no.)
incorporation or organization)

 200 Berkeley Street, Boston, Massachusetts                        02116-5034
    (Address of principal executive offices)                        (Zip code)

                                 (617) 338-3200
              (Registrants' telephone number, including area code)







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Item 5 - Other Events

         On July 11, 1996, three individuals with portfolio management responsibility for Keystone Investment Management Company ("KIMCO") accounts investing in small company growth stocks resigned. At June 30, 1996, accounts for which such individuals were responsible represented approximately 25% of KIMCO's assets under management.

         These individuals will be replaced by Donald C. Dates, a KIMCO Senior Vice President, who will be head of the Small Company Growth Stock Team and portfolio manager of Keystone Small Company Growth Fund (S-4) and Keystone Small Company Growth Fund-II. In addition, he will serve as portfolio manager of separate accounts investing in small company growth stocks. Margery C. Parker, a KIMCO Vice President, will be a member of the Small Company Growth Stock Team and portfolio manager of Keystone Global Opportunities Fund. David Benhaim, a KIMCO Vice President and senior technology analyst, has been appointed to the Small Company Growth Stock Team.





                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto



Date:  July 12, 1996                      KEYSTONE INVESTMENTS, INC.

                                           /s/ Rosemary D. Van Antwerp
                                          Rosemary D. Van Antwerp
                                          Senior Vice President


                                          KEYSTONE INVESTMENT
                                          MANAGEMENT COMPANY

                                           /s/ Rosemary D. Van Antwerp
                                          Rosemary D. Van Antwerp
                                          Senior Vice President





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